United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$52,220,630
Realized Trading Gain (Loss) on Swaps	(3,153,885)
Unrealized Gain (Loss) on Market Value of Futures	(69,655,180)
Unrealized Gain (Loss) on Market Value of Swaps	432,509
Dividend Income	8,403
Interest Income	13,430
ETF Transaction Fees	13,000
Total Income (Loss)	$(20,121,093)

Expenses
General Partner Management Fees	$462,739
Brokerage Commissions	192,775
Tax Reporting Fees	119,010
Audit Fees	13,151
NYMEX License Fee	11,568
Non-interested Directors' Fees and Expenses	9,591
Prepaid Insurance Expense	7,164
Legal Fees	1,036
Total Expenses	$817,034
Net Income (Loss)	$(20,938,127)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/13	$926,560,370
Additions (7,400,000 Units)	136,958,866
Withdrawals (5,300,000 Units)	(102,402,252)
Net Income (Loss)	(20,938,127)

Net Asset Value End of Month	$940,178,857
Net Asset Value Per Unit (51,366,476 Units)	$18.30

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612